Exhibit 99.2

SPECIAL MEETING OF CAPSTAR FINANCIAL HOLDINGS, INC. Date: August 29, 2018 Time: 1:30 p.m. (Central time)
Place: The Golf Club of Tennessee, 1000 Golf Club Drive, Kingston Springs, Tennessee 37082 Please make your marks like this: Use dark black pencil or pen only The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2. Board For Against Abstain Recommends 1: To approve the Agreement and For Plan of Merger, dated as of June 11, 2018, by and between Athens Bancshares Corporation and Capstar Financial Holdings, Inc. (Proposal 1) 2: To adjourn the special meeting, For if necessary or appropriate, to solicit additional proxies in favor of Proposal 1 (Proposal 2) Note: We may conduct such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If you have not voted via the Internet or telephone, please separate carefully at the perforation and return just this portion in the envelope provided. Special Meeting of CAPSTAR FINANCIAL HOLDINGS, INC. to be held on Wednesday, August 29, 2018 for Holders as of July 19, 2018 This proxy is being solicited on behalf of the Board of Directors VOTE BY: INTERNET TELEPHONE Call Go to, www.proxypush.com/CSTR 866-291-7759 Cast your vote online. View meeting documents. OR Use any touch-tone telephone. Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions. MAIL OR Mark, sign and date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. Shareholders have ability to access the proxy materials at www.proxydocs.com/cstr and complete their proxy card electronically at www.proxypush.com/cstr. Proxies submitted by the Internet or telephone must be received by 11:59 p.m. (Central time), August 28, 2018. PROXY TABULATOR FOR CAPSTAR FINANCIAL HOLDINGS, INC. P.O. BOX 8016 CARY, NC 27512

Please separate carefully at the perforation and return just this portion in the envelope provided.
Proxy — Capstar Financial Holdings, Inc.
Special Meeting of Shareholders August 29, 2018, 1:30 p.m. (Central time)
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned appoints Claire W. Tucker and Robert B. Anderson (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of CapStar Financial Holdings, Inc., a Tennessee corporation (the “Company”), that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at The Golf Club of Tennessee, 1000 Golf Club Drive, Kingston Springs, Tennessee 37082, on August 29, 2018 at 1:30 p.m. (Central time) and all adjournments and postponements thereof.
The purpose of the Special Meeting is to take action on the following:
1. To approve the Agreement and Plan of Merger, dated as of June 11, 2018, by and between Athens Bancshares Corporation and Capstar Financial Holdings, Inc. (Proposal 1); and
2. To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposal 1 (Proposal 2).
The Board of Directors recommends that you vote “FOR” Proposal 1 and “FOR” Proposal 2.
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” Proposal 1 and Proposal 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.
To attend the meeting and vote your shares in person, please mark this box.